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                    GENERAL AMERICAN INVESTORS COMPANY, INC.


                                       ***


                             EMPLOYEES' THRIFT PLAN

                       As Amended as of December 30, 1996


















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


                                TABLE OF CONTENTS


                                                                           Page

SECTION 1 - Definitions....................................................  1

SECTION 2 - Participation in the Plan......................................  6

SECTION 3 - Participant Contributions......................................  6

SECTION 4 - Company Contributions..........................................  7

SECTION 5 - Investment of Contributions.................................... 10

SECTION 6 - Suspension of Contributions.................................... 12

SECTION 7 - Withdrawals.................................................... 13

SECTION 8 - General Provisions............................................. 31

SECTION 9 - Administration................................................. 35

SECTION 10 - Non-Assignability............................................. 38

SECTION 11 - Merger, Consolidation, Transfer of Assets..................... 38

SECTION 12 - Maximum Allocation............................................ 39

SECTION 13 - Limitation on Contributions................................... 41

SECTION 14 - Minimum Contributions in Top Heavy Plan Years................. 49

                    GENERAL AMERICAN INVESTORS COMPANY, INC.

                             EMPLOYEES' THRIFT PLAN

                             ----------------------


SECTION 1 - Definitions

         For the purposes of this Plan, unless otherwise required by the context, the following words shall have the following meanings:

         (a) "Act" shall mean the Employee Retirement Income Security Act of
1974.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean the committee appointed by the Board of Directors of General American Investors Company, Inc. to administer the Plan as provided in Section 9.

         (d) "Company" shall mean General American Investors Company, Inc., a Delaware corporation, and its subsidiary, General American Advisers, Inc.

         (e) "Company Contributions" shall mean the contributions made by the Company on behalf of the Participant under subsection 1 of Section 4.

         (f) "Company Matching Contributions" shall mean the contributions made by the Company under subsection 3 of Section 4.

         (g) "Effective date" shall mean July 1, 1959, the effective date of this Plan.

         (h) "Employee" shall mean any individual employed by the Company, but shall not include a Director as such. An employee who is absent from active service on an approved leave of absence, including absence for military service, shall be deemed to be an Employee during the period of such approved leave of absence; provided that no approved leave of absence other than for military service shall exceed two years for the purposes of the Plan.

         (i) "Hour of Service" means (a) each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company, whether for the performance of services or for other reasons such as vacation, sickness or disability; and (b) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company (these hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment was made). For the purposes of crediting Hours of Service for nonperformance of duties, such hours shall be credited in accordance with Department of Labor Regulation ss.2530.200(b)-2(b) and (c).

         (j) "Investment Funds" shall mean the Investment Funds defined in subsection 1 of Section 5.

         (k) "Month" shall mean a full calendar month.

         (l) "One-Year Break in Service" shall mean the completion of less than 201 Hours of Service in any 12 consecutive month period beginning on the Employee's employment commencement date and each anniversary thereof.

         For purposes of determining whether a One-Year Break in Service has occurred, an Employee who is absent from work (a) by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee or (iii) the placement of a child with the Employee in connection with the Employee's adoption of such child, or (b) for purposes of caring for a child of the Employee immediately following birth or placement in connection with adoption, shall be credited with the Hours of Service which would otherwise normally have been credited to the Employee but for such absence (or if such Hours of Service cannot be determined, eight Hours of Service for each normal workday of absence) up to a maximum of 201 Hours of Service. The Hours of service specified in the paragraph shall be credited to the Plan Year (a) in which the absence from work begins if a Participant would incur a one-Year Break in Service if such Hours of service were not credited to such Plan Year, or otherwise (b) immediately following the Plan Year in which the absence from work begins.

         (m) "Other Investment Funds" shall mean the Other Investment Funds defined in subsection 1 of Section 5.

         (n) "Participant" shall mean an Employee who is participating in the Plan as provided in Section 2.

         (o) "Participant Contributions" shall mean the amounts contributed by the Participant under Section 3.

         (p) "Plan" shall mean this Employees' Thrift Plan. The Plan is intended to be a profit-sharing plan for purposes of the qualification requirements of
Section 401(a) of the Code.

         (q) "Plan Year" shall mean the calendar year.

         (r) "Qualified Nonelective Contributions" shall mean the amounts contributed by the Company under subsection 5 of Section 4.

         (s) "Regular Compensation" shall mean regular basic salary or wages payable to an Employee for service with the Company, prior to any reduction under paragraph 1 of Section 4, and shall not include overtime, bonuses, commissions, pensions, retainer fees, fees under contracts or any other form of additional or special compensation. In no event shall Regular Compensation for purposes of the Plan for any Plan Year after December 31, 1993 exceed $150,000 as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code.

         (t) "Retirement" shall mean termination of employment of an Employee on or after the January 1 nearest his 65th birthday.

         (u) "Securities" shall mean the assets of the Short Term Investment Fund and the Other Investment Funds, and the Common Stock of General American Investors Company, Inc.

         (v) "Short Term Investment Fund" shall mean the Short Term Investment Fund defined in Section 5.1 below.

         (w) "Stock Fund" shall mean the Stock Fund defined in Section 5.1 below.

         (x) "Total and Permanent Disability" shall mean a physical or mental disability which renders a Participant incapable of continuing to render regular active service with the Company, in the written opinion of a physician designated by the Company.

         (y) "Trustee" shall mean the Trustee of the Trust provided for in the Plan.

         (z) "Unit" shall mean the unit of measure of a Participant's proportionate interest in the Stock Fund and the Other Investment Funds maintained by the Trustee as provided for in the Plan.

         (aa) "Value Determination Date" shall mean the last business day of any month.

         (bb) "Year of Service" shall mean each 12 consecutive month period beginning on the Employee's employment commencement date and each anniversary thereof in which an Employee completes at least 400 Hours of Service.

         (cc) Masculine pronouns shall refer to both males and females, and nouns referring to the singular or plural shall include the plural or singular, as the case may be.

SECTION 2 - Participation in the Plan

         1. Participation in the Plan shall be entirely voluntary.

         2. An Employee who has at any time completed the lesser of (i) 1,000 Hours of Service in any 12 consecutive month period beginning on his employment commencement date or any anniversary date thereof or (ii) six consecutive months of employment with the Company shall be eligible to participate in the Plan, except to the extent that his eligibility shall be suspended pursuant to the provisions of Section 7 by reason of withdrawal.

         3. An Employee may commence his participation in the Plan as of the first day of any month on or after the effective date of the Plan, provided he will be eligible on such day, by filing an application with the Committee at least ten and not more than thirty days prior to such day.

SECTION 3 - Participant Contributions

         1. Each Participant may make monthly Participant Contributions which will be effected by payroll deductions, and the amounts so deducted shall be paid each month to the Trustee for the Participant's account. Where a Participant is paid more frequently than once a month, the frequency of the payroll deductions shall be determined by the Company.

         2. The amount of Participant Contributions for each month shall be such as the Participant may elect, but shall be not less than 2% and not more than 8% of the Participant's monthly Regular Compensation, computed to the nearest even dollar amount; provided, that the total amount of Participant Contributions and Company Contributions elected shall not exceed 8% of the Participant's Regular Compensation.

SECTION 4 - Company Contributions

         1. Each Participant may elect to have the Company contribute to the Plan on his behalf in each Plan Year an amount not less than 2% and not more than 8% of the Regular Compensation that would otherwise be payable to him; provided, that the total amount of Participant Contributions and Company Contributions elected shall not exceed 8% of the Participant's Regular Compensation. Company Contributions shall be paid to the Trust by the Company no later than the end of the month following the month in which such Regular Compensation would otherwise have been paid to the Participant.

         2. Notwithstanding the provisions of Subsection 1 of this Section, Company Contributions shall be subject to the limitations of this Subsection 2. In no event may the Company Contributions for the account of a Participant in any Plan Year exceed $9,500, adjusted for increases in the cost of living pursuant to Section

402(g)(5) of the Code. If, with respect to the portion of the Plan Year prior to a Participant's participation in the Plan, elective deferrals (as defined in Section 402(g)(3) of the Code) were made on the Participant's behalf to another plan qualified under Section 401(a) of the Code, within ten days after commencing participation in the Plan such Participant shall submit a written statement to the Committee stating the amount of such elective deferrals, and the limitation set forth in the preceding sentence for such Plan Year with respect to such Participant shall be reduced by the amount of such elective deferrals. If a Participant, not later than the March 1 following the end of a Plan Year, submits a written statement to the Committee which (i) sets forth that the sum of (A) the Company Contributions for such Plan Year and (B) the Participant's other elective deferrals (as defined in Section 402(g)(3) of the Code) for such Plan Year exceeds the amount provided for in the preceding sentence and (ii) sets forth the amount of Company Contributions which are to be treated as excess elective deferrals, then not later than the April 15 following the end of such Plan Year there shall be distributed to the Participant such amount of Company Contributions, adjusted for any gain or loss allocable thereto for such Plan Year.

         3. Concurrently with the payment to the Trustee of the Participant Contributions and Company Contributions, the Company shall contribute and pay to the Trustee for the

Participant's account, Company Matching Contributions in an amount equal to 150% of such contributions by or on behalf of the Participant; provided, however, that Company Matching Contributions shall (i) not be made with respect to the sum of Participant Contributions and Company Contributions in excess of 8% of the Participant's Regular Compensation, and (ii) with respect to a Participant for any Plan Year, not exceed $18,000 or such other amount as determined by the Company in its discretion prior to April 1 of each year.

         4. No part of Company Matching Contributions shall be recoverable by the Company, except that any amount forfeited by a Participant upon withdrawal from the Plan shall be credited against future Company Matching Contributions as provided by Section 7.

         5. The Company may also contribute and pay to the Trustee Qualified Nonelective Contributions on behalf of some or all of the Group of Non-Highly Compensated Employees (as such term is defined in Section 13); provided, however, that such Qualified Nonelective Contributions shall be made solely for the purposes of ensuring that the Plan satisfies the requirements of Code
Section 401(k) or 401(m). Qualified Nonelective Contributions made pursuant to this subsection shall be designated as such upon payment to the Trustee. Each Participant shall be 100% vested in all Qualified Nonelective Contributions made on such Participant's behalf by the Company.

SECTION 5 - Investment of Contributions

         1. The Trustee shall maintain the assets of the Plan. The Committee shall maintain records to show the segregation of the assets into the "Short Term Investment Fund", the "Stock Fund", or such other investment funds ("Other Investment Funds") as the Committee shall establish from time to time (collectively referred to as the "Funds"). The Short Term Investment Fund shall be invested in a short term liquid money securities commingled employee benefit trust managed by the Trustee. The Stock Fund shall be invested in Common Stock of the Company. The Other Investment Funds shall be invested in such types of investments as determined by the Committee. The Committee shall also maintain records reflecting each Participant's individual interest in each Fund.

         2. A Participant shall direct the allocation of Participant Contributions and Company Contributions among the Funds in multiples of 10%. The Company Matching Contributions and Qualified Nonelective Contributions shall be invested entirely in the Stock Fund.

         3. Any investment direction given by a Participant shall be deemed to be a continuing direction until changed. A Participant may change his investment direction with respect to future contributions at any time, but not more often than once each calendar quarter, by filing notice with the Committee. At any time, but not more than once each calendar quarter, by filing notice with the Committee, a Participant may direct that all or any part of his interest in one or more of the Funds (exclusive of his interest in Company Matching Contributions and Qualified Nonelective Contributions) be converted into an interest in one or more of the other Funds as of the first Value Determination Date following the date of filing such notice with the Committee. The amount of his interest in any of the Funds to be so converted may not be less than $1,000 unless such amount represents his entire interest in the Fund.

         4. Notwithstanding subsections 2 and 3 of this Section, if the total annual compensation of a Participant in a Plan Year (the "Base Year") exceeds the limitation imposed by Code Section 401(a)(17) as adjusted for increases in the cost of living (the "401(a)(17) Limitation"), the following investment requirements shall be applicable: (a) all Participant Contributions, Company Contributions, and Company Matching Contributions which are contributed for each Plan Year following the Base Year must be invested in the Stock Fund; and (b) the value of the Participant's interest in both the Short Term Investment Fund and the Other Investment Funds (the "Base Amount") shall be transferred by the Trustee to the Stock Fund in three annual installments on March 31 of the three succeeding Plan Years following the Base Year.

         5. The Trustee may in its discretion, invest and reinvest the assets in the respective Funds and may purchase and sell securities in the respective Funds in such manner, at such times and on such terms and conditions as it may deem best, within the limitations herein placed upon the nature of the investments in each Fund.

         6. Income from investments in each Fund will be reinvested in the same Fund.

         7. The Trustee may request instructions from the Company with respect to the handling of any stock rights, warrants or options.

SECTION 6 - Suspension of Contributions

         1. A Participant may suspend the making of Participant Contributions and Company Contributions to the Plan as of the first day of any month by filing notice with the Committee prior to such day, but no such suspension shall be for a period of less than three months. The Participant may resume the making of Participant Contributions and Company Contributions as of the first day of any month, following the third month of suspension, by filing notice with the Committee prior to such day.

         2. Participant Contributions and Company Contributions shall be automatically suspended for the period of any approved leave of absence from the employment of the Company without pay, including absence for military service.

         3. During any period in which Participant Contributions and Company Contributions are suspended, no Company Matching Contributions shall be made by the Company. However, periods of suspension shall be counted for participation and vesting purposes. A Participant shall not be permitted to make up any suspended contributions.

SECTION 7 - Withdrawals

     (A) Valuation of Participant's Interests.

         The value of a Participant's account in the Short Term Investment Fund shall be the balance of his account.

         The value of a Participant's account in the Stock Fund or the Other Investment Funds shall be determined by multiplying the number of Units to the credit of such Participant in the Stock Fund or the Other Investment Funds by the value of a Unit in such Fund. The number of Units credited to a Participant and the value of each Unit shall be determined as follows:

         1. For the month in which the Plan is put into effect there shall be credited to each Participant one Unit in the Stock Fund for each dollar of Participant Contributions and Company Contributions for such month which he has directed to be invested in the Stock Fund and one Unit in the Stock Fund for each dollar of Company Matching Contributions and Qualified Nonelective Contributions made for his account for such month.

         2. For each month after the month in which the Plan is put into effect, there shall be credited to each Participant prior to the Value Determination Date in that month the number of Units calculated by dividing the portion of Participant Contributions, Company Contributions, Company Matching Contributions and Qualified Nonelective Contributions for such month invested in the Stock Fund or the Other Investment Funds, by the value of a Unit in such Fund on the Value Determination Date in the preceding month.

         3. The value of a Unit in the Stock Fund or the Other Investment Funds on the Value Determination Date of any month shall be determined by dividing the sum of the cash and the fair market value of the securities, as determined by the Company, in such Fund by the total number of Units to the credit of all Participants therein as of such date, except that there shall be deducted from the sum of the cash and the fair market value of the securities therein the aggregate of all credits against future contributions to which the Company is entitled on the Value Determination Date as a result of forfeitures by Participants upon withdrawal from the Plan.

         In the event of a withdrawal or a forfeiture by a Participant, the number of Units to the credit of such Participant in the Stock Fund or the Other Investment Funds, or the value of the Participant's account in the Short Term Investment Fund, as appropriate, depending on the Fund from which the withdrawal or forfeiture is made, shall be appropriately reduced. The amount of the reduction in the Stock Fund or the Other Investment Funds shall be computed on the basis of the value of a Unit in such Fund on the Value Determination Date as of which the value of the withdrawal or forfeiture was determined and the reduction shall be made in the Participant's account prior to the next following Value Determination Date.

     (B)  Complete Withdrawal from the Plan.

         1. In the event of the termination of a Participant's employment with the Company (a) after attaining age 65, (b) as a result of retirement, total and permanent disability, death or dismissal by the Company, or (c) after six cumulative Years of Service with the Company, the Company shall direct the Trustee to pay to the Participant, or in a proper case, to his legal representative or designated beneficiary, an amount equal to the value of his accounts in the Funds as of the first Value Determination Date after such termination, and his participation in the Plan shall thereupon terminate.

         2. In the event of termination of a Participant's employment with the Company (i) by reason of retirement or disability or (ii) for any reason after ten cumulative Years of Service with the Company, such Participant may elect, by written notice to the Committee not later than thirty days prior to such termination, that in lieu of the benefits provided in subsection (1) above, his interest in all Funds shall be paid in ten annual installments, commencing as of the first Value Determination Date next following such termination, each such installment to consist of the Value of 1/10 of the Units standing to his credit in each Fund at the date of termination, such value to be determined as of the Value Determination Date coinciding with the date each such installment becomes payable. In the event that a Participant shall die prior to the time his entire interest in all Funds shall have been distributed to him, the then value of his interest, determined as of the first Value Determination Date next following such Participant's death, shall be paid to his legal representative or designated beneficiary in a single sum.

         3. In the event of the termination of a Participant's employment with the Company under circumstances other than those described in subsection (1) above, the Committee shall direct the Trustee to pay to the Participant, or in a proper case to his legal representative or designated beneficiary, the value of his accounts in the Funds under subsection (1), except that, subject to subsection (5) below, there shall be forfeited the unvested portion of the value of the Participant's account in the Stock Fund which is attributable to Company Matching Contributions, including any dividends or other income derived from, or accretions to securities attributable to such Company Matching Contributions. See subsection (5) below with regard to the treatment of forfeitures. A Participant shall be vested in the portion of the value of his account in the Stock Fund which is attributable to Company Matching Contributions in accordance with the table set forth below corresponding to the cumulative Years of Service, if any, satisfied by the Participant as of the date of such termination of employment or filing of notice of complete withdrawal.

         Cumulative Years of Service              Vested Percentage
         ---------------------------              -----------------

                    2                                      20%
                    3                                      40%
                    4                                      60%
                    5                                      80%
                    6                                     100%

         4. A Participant who completely withdraws from the Plan shall not be eligible again to become a Participant during the period of one year following his withdrawal. A Participant who completely withdraws from the Plan but who continues to accrue Years of Service and who reenters the Plan shall be given credit for the number of his Years of Service without regard to the withdrawal. A nonvested Participant who completely withdraws from the Plan and who fails, thereafter, to accrue a Year of Service shall be given credit upon his later reentry into the Plan for his Years of Service accrued prior to the withdrawal, but only if the number of consecutive One-Year Breaks in Service is less than five, and, then, only after he has accrued an additional Year of Service after his reentry into the Plan.

         5. (i) If a Participant who has fewer than six cumulative Years of Service completely withdraws from the Plan but thereafter continues to accrue Years of Service, the number of Units attributable to Company Matching Contributions which are not vested at the time of such withdrawal shall be credited to a forfeiture account for him. If, by the earlier of two years after
(i) the date of such withdrawal or (ii) the date upon which he fails to continue to accrue a Year of Service (the "Time of Forfeiture"), the Participant repays the amount of such withdrawal, then the repaid amount and the forfeiture account shall thereupon become the beginning balance in his new account. If a forfeiture account is not reinstated under the preceding sentence, then, at the Time of Forfeiture, that portion of his forfeiture account determined pursuant to the following formula shall be paid, in a lump sum, to him, and the remainder of his forfeiture account shall thereafter be forfeited by him and reallocated pursuant to subsection (6). The formula, referred to above is:

                    X = P(AB + (RxD)) - (RxD)

Where X is the portion to be paid to the Participant; P is the vested percentage at the Time of Forfeiture; AB is the balance in his forfeiture account at the Time of Forfeiture;

D is the amount previously withdrawn; and R is the ratio of the account balance at the Time of Forfeiture to the account balance after the withdrawal.

         (ii) Notwithstanding the foregoing, if, prior to the accrual of five consecutive One-Year Breaks in Service, the Participant resumes employment with the Company, and if the amount forfeited under the provisions of paragraph 7(B)(5)(i) above is not otherwise restored, then the amount forfeited will be contributed and paid by the Company to the Plan under the provisions of Section 4 and the Participant's beginning balance in his new account will be the amount thus contributed and paid.

         6. The value of a Participant's account which has been forfeited in accordance with the provisions of subsection (5) shall be applied to reduce subsequent Company Matching Contributions under the Plan. The value shall be the value as of the Valuation Date used in calculating the Distribution or Withdrawal, as the case may be, with respect to which the forfeiture occurs. Upon termination of the Trust, forfeited Units not previously so applied shall be credited pro rata to the accounts of all Participants in proportion to the value of their respective accounts.

         7. Notwithstanding anything contained herein to the contrary, if upon termination of a Participant's employment the value of the vested portion of a Participant's account is in excess of $3,500, payment of such vested portion may not be made prior to the date the Participant attains age 65 without his written consent.

         8. If a distribution is one to which Section 401(a)(11) and 417 of the Code do not apply, such distribution may be made or commenced less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations promulgated under the Code is given, provided that: (1) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

     (C) Partial Withdrawal from the Plan.

         1. By filing a notice of partial withdrawal with the Committee, a Participant [who has continuously participated in the Plan for at least 36 months] may withdraw up to the full value of his accounts in the Funds (other than amounts attributable to Company Contributions or Qualified Nonelective Contributions) as of the first Value Determination Date following the date of filing of such notice of partial withdrawal. [Both Participant Contributions and Company Contributions shall be suspended for one year following the month in which he files notice of partial withdrawal.] A Participant may make a partial withdrawal only once during any calendar year.

         2. By filing a notice of partial withdrawal with the Committee, a Participant who has continuously participated in the Plan for at least 36 months may withdraw up to one-half of the value of his account in the Short Term Investment Fund and the Other Investment Funds, attributable to Participant Contributions and up to one-half of the value of that portion of his account in the Stock Fund which is attributable to Participant Contributions, computed as of the first Value Determination Date following the date of filing of such notice of partial withdrawal. Both Participant Contributions and Company Contributions shall be suspended for six months following the month in which he files notice of partial withdrawal. A Participant may make a partial withdrawal only once during any calendar year.

         3. By filing a notice of partial withdrawal with the Committee and establishing to the Committee's satisfaction that the amount to be withdrawn is required in order to pay tuition or other educational expenses incurred by the Participant or his dependents or to pay medical expenses incurred by the Participant or his dependents, or to pay for all or a part of the cost of the purchase of a residence by the Participants, a Participant who has continuously participated in the Plan at least 36 months may, with the Committee's consent and without suspension from the Plan, withdraw up to the full value of his account in the Short Term Investment Fund and the Other Investment Funds attributable to Participant Contributions, and the full value of the portion of his account in the Stock Fund which is attributable to Participant Contributions, less the portion of his accounts in such Funds attributable to Participant Contributions for the 24 months preceding the date of such withdrawal, all computed as of the first Value Determination Date following the date of filing such notice of partial withdrawal. In no event shall the amount withdrawn exceed the amount of the Participant Contributions under the Plan.

         4. By filing a notice of partial withdrawal with the Committee and establishing special hardship to the Committee's satisfaction, a Participant may, with the Committee's consent and without suspension from the Plan, withdraw up to the full value of his account attributable to Company Contributions, computed as of the first Value Determination Date following the date of filing such notice of partial withdrawal; provided, however, that in no event shall the amount withdrawn consist of investment earnings attributable to Company Contributions. For purposes of this subsection, "special hardship" shall mean a withdrawal which is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. For this purpose, "immediate and heavy financial need" means (i) expenses for medical care (as described in Section 213(d) of the Code) incurred by the Participant, the spouse of the Participant, or any of the Participant's dependents (as defined in Section 152 of the Code) or necessary for such persons to obtain medical care, (ii) purchase (excluding mortgage payments) of a principal residence for the Participant, (iii) payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, the spouse of the Participant, or any of the Participant's children or dependents, or (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence. No such special hardship withdrawal may be made unless the Participant has obtained (or simultaneously will obtain) all distributions, other than special hardship distributions, and all non-taxable loans currently available under the Plan and all other plans maintained by the Company, and no such special hardship withdrawal may exceed the amount of the Participant's immediate and heavy financial need (reduced by any funds received pursuant to the Plan in connection with such immediate and heavy financial need), which may include any amounts necessary to pay all income taxes or penalties reasonably anticipated to result from such withdrawal.

         5. By filing a notice of partial withdrawal with the Committee, a Participant may withdraw a part of his account in the Stock Fund which is attributable to Company Matching Contributions, computed as of the first Value Determination Date following the date of filing of such notice of partial withdrawal. The maximum of such withdrawal shall be: (a) one-half of the value of such account attributable to Company Matching Contributions if the Participant has more than six cumulative Years of Service with the Company; or (b) one-half of the value of such account attributable to Company Matching Contributions which would have been payable to the Participant if his employment terminated under Section 7(B)(3), if the Participant has six or fewer cumulative Years of Service with the Company. Both Participant Contributions and Company Contributions shall be suspended for twelve months following the month in which he files such notice of partial withdrawal. A Participant may make such a partial withdrawal only once during any calendar year.

         6. A Participant who has not continuously participated in the Plan for at least 36 months may not make a partial withdrawal pursuant to subsections 1, 2, 3 or 5 of this Section 7(C).

     (D) Loans.

         Subject to uniform and non-discriminatory rules established by the Committee, the Committee may, on application from a Participant who is an employee, provide for a loan to the Participant in an amount (to be determined as of the Valuation Date coinciding with or next preceding the date of the loan) not in excess of 50% of the value of the vested portion of the Participant's account on such Valuation Date. In no event may the amount of any loan be less than $500. No more than one loan may be outstanding to a Participant at any time and no loan may be made to a Participant within 30 days of the repayment of a prior loan to such Participant.

         As a condition to the making of such loan, the Participant shall execute and deliver to the Committee a promissory note payable to the Trustee of the Trust Fund in the amount of such loan. A loan shall be made from the amount credited to the Participant's account on a pro rata basis from each Fund, and a Participant's account shall not share in the gain or loss of a Fund to the extent of the amount of the loan. Loans made pursuant to this Section shall:

              (a) be available to all Participants on a reasonably equivalent basis;

              (b) not be made available to highly compensated Employees in a percentage amount greater than the percentage amount made available to other Employees;

              (c) bear a reasonable rate of interest, as determined by the Committee commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances, which shall accrue ratably over the period of the loan;

              (d) be secured by the Participant's pledge of 50% of his vested interest in the Plan and such additional security as the Committee may require;

              (e) mature not later than four years from the date of execution or earlier upon the prior termination of service of the Participant for any reason, unless the loan is in connection with the purchase of the Participant's primary residence, in which event the loan will mature not later than 20 years from the date of execution or earlier upon the prior termination of service of the Participant for any reason; and

              (f) not exceed an amount which, when added to the outstanding balance of any loan to the Participant from the Plan and any other plan maintained by the Company which is qualified under Section 401(a) of the Code, equals $50,000, reduced by the excess, if any, of (1) the highest outstanding balance of all such loans during the one-year period ending on the day before the date of the loan, over (2) the outstanding balance of all such loans on the date of the loan.

         The principal amount of such promissory note plus accrued interest thereon shall be deducted in determining the amount payable to any Participant under the provisions of Section 7. All payments of interest on a loan to a Participant shall be credited to his account.

         In determining whether to approve an application for a loan, the Committee will take into account only those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans. Such factors shall include whether the loan will be repaid by payroll deductions or by direct payment by the Participant.

         If a Participant defaults in the repayment of a loan, the outstanding principal amount shall become due and payable immediately. If the default continues after appropriate efforts have been made to enforce payment of the loan, the Plan may satisfy the amount due to the Plan by reducing the value of the Participant's account under the Plan which is pledged as security for the loan; provided, however, that no such reduction shall be made from the portion of the account which is attributable to Company Contributions or Qualified Nonelective Contributions until a distribution of such amount could have been made pursuant to this Section 7.

     (E) Discontinuance of the Plan.

         If the Plan is terminated or if there is a complete discontinuance of the Company Matching Contributions, the account of each Participant shall become fully vested and the Committee shall direct the Trustee to transfer and pay to each Participant, or in a proper case to his legal representative or designated beneficiary, the value of his accounts in the Funds, as determined by the Committee, as of a date as near as practicable to the effective date of such discontinuance. If the Plan is partially terminated, to the extent thereof, the accounts of all affected Participants shall become fully vested and nonforfeitable including Company Matching Contributions to such accounts and the Committee shall direct the Trustee to transfer and pay to each such Participant, or in the proper case to his legal representative or designated beneficiary, the value of their accounts in the Funds, as determined by the Committee, as of a date as near as practicable to the effective date of such partial termination. For this purpose there shall be included in the determination of the value of accounts of Participants in the Stock Fund the aggregate of all credits against future contributions to which the Company is then entitled as a result of forfeitures by Participants.

     (F) Form of Payments.

         Payments made by reason of withdrawals from all Funds may be made in cash, in securities held in the Fund from which the payment is made, or part in cash and part in securities, all as the Committee may determine. In the event securities are to be delivered, their number or amount shall be determined by reference to their value on the last

Value Determination Date preceding the date of delivery and the amount of the payment as otherwise computed shall be reduced by the amount of any transfer taxes which will be incurred in connection with the transfer of the securities. Payments shall be made not later than 60 days following the later of the Participant's retirement or his termination of employment. Notwithstanding anything contained herein to the contrary, distributions shall commence no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, even if he continues in employment with the Company.

     (G) Direct Rollovers.

         This Section 7(F) applies to all distributions made under the Plan on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of any eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         For purposes of this Section, the following terms shall have the meanings set forth below:

         (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

         (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (3) Distributee: A distributee includes a Participant or former Participant. In addition, the surviving spouse of a Participant and the spouse or former spouse of a Participant or former Participant who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

SECTION 8 - General Provisions

     (A) Expenses.

         1. Brokerage commissions and transfer taxes incurred in connection with the purchase or sale of securities shall be added to the cost thereof or deducted from the proceeds thereof, as the case may be.

         2. All other costs and expenses, including all expenses incurred in the administration of the Plan, shall be borne by the Company.

     (B) Participant's Annual Statement.

         1. The Committee shall as soon as practicable each year deliver to each Participant a statement setting forth his interest in the Plan as of December 31 of the preceding year.

         2. At the time of any withdrawal payment pursuant to Section 7 the Committee shall deliver to the person receiving such payment a statement setting forth the computation of the amount of such payment.

         3. Each such statement shall be deemed correct unless notice to the contrary is given to the Committee within ninety days after the statement shall have been delivered to the Participant or the person receiving such payment, as the case may be.

     (C) Beneficiaries in the Event of Death.

         1. A Participant may file with the Committee a designation of a beneficiary or beneficiaries to receive the value of his interest on his death, and the Participant may from time to time change or revoke any such designation. The last such designation received by the Committee shall be controlling, provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

         2. Upon the death of a Participant, the value of his account (including Company Matching Contributions), to the extent permitted by law, shall be paid to the beneficiary or beneficiaries, if any, designated by him or, if the Participant is not survived by any such designated beneficiary, then to the Participant's estate. If there is doubt as to the right of any beneficiary to receive any amount, the Trustee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Trustee may pay such amount into any court of appropriate jurisdiction, in either of which events neither the Trustee nor the Company shall be under any further liability to anyone.

         Payment under this Section 8(C)(2) will be made in a single sum within one year of the Participant's death.


         3. Notwithstanding anything contained herein to the contrary, the Participant's beneficiary shall be the Participant's spouse, unless such spouse has consented in writing in a manner approved by the Committee to the designation of another beneficiary.

     (D) Employment.

         Nothing in the Plan shall be deemed or construed to impair or affect in any manner whatsoever the rights of the Company with respect to termination of employment of any person, whether or not a Participant, all of which rights shall remain as if the Plan had not been established.

     (E) Change or Discontinuance.

         1. It is the expectation of the Company that the Plan will continue indefinitely, but the Company reserves the right to change or discontinue the Plan at any time. Any such change or discontinuance shall be effective at such date as the Company may determine, except that no change shall retroactively reduce the rights of a Participant, and no change or discontinuance shall be effective until the date on which the Company shall give notice of such change or discontinuance to the Trustee.

         2. No change or discontinuance of this Plan shall allow the return to the Company of any part of the funds held by the Trustee nor their use for any purpose other than for the exclusive benefit of Participants and their beneficiaries.

         3. No change shall impair any right of withdrawal under Section 7 which a Participant would have had if such change had not been made, with respect to contributions made by the Participant or by the Company prior to such change.

     (F) Voting Rights.

         Voting rights with respect to securities in the respective Funds may be exercised by the Trustee or by such proxy as the Trustee may select.

     (G) Possession of Assets and Registration.

         1. Securities and cash in the respective Funds shall be held in the possession of the Trustee.

         2. Securities in the respective Funds may be registered in the name of the Trustee or its nominee or held in such form that they will pass by delivery.

     (H) Construction and Interpretation.

         The Plan shall be governed by and construed in accordance with the laws of the State of New York and the Employee Retirement Income Security Act of 1974.

     (I) Return of Contributions.

         Notwithstanding anything contained herein to the contrary, all Company Matching Contributions and Qualified

Nonelective Contributions to the Plan are expressly conditioned on their deductibility under Section 404 of the Code and the continued qualification of the Plan under Section 401(a) of the Code. If and to the extent that Company Matching Contributions and Qualified Nonelective Contributions to the Trust are made by or under mistake of fact, a deduction is disallowed for a contribution, or a determination is made that the Plan does not continue to be qualified under
Section 401(a) of the Code, the same shall be repaid to the Company upon demand within one year after (a) payment of a contribution made due to a mistake of fact, (b) disallowance of such deduction or (c) the determination of lack of continued qualification.

SECTION 9 - Administration

         1. There shall at all times be a Trustee under the Plan which shall be a bank or trust company having a combined capital and surplus of not less than $10,000,000. The Company may from time to time, without reference to or action by any Participant, (a) enter into such agreements with the Trustee and effect such amendments to such agreements as the Company or the Trustee may deem necessary or desirable to carry out the Plan; (b) remove the Trustee and upon removal or resignation of the Trustee designate a successor Trustee; and (c) take such other steps and execute such other instruments as the Company may deem necessary or desirable.

         2. The Company and the Trustee may by agreement in writing arrange for the Company to perform any of the Trustee's functions other than the custody of assets, the voting with respect to securities held by the Trustee and the purchase and sale of securities.

         3. The Board of Directors of General American Investors Company, Inc. will appoint a special Committee to administer the Plan for the Company, which may consist of persons other than directors and which may exercise whatever powers are delegated to it by the Board of Directors.

         4. The Committee will operate and administer the Plan and will determine all questions arising under or in connection therewith, and may from time to time prescribe and amend regulations for such operation and administration. All interpretations or decisions made by the Committee with regard to any matter or question arising under the Plan shall be binding and conclusive on all persons affected thereby. In addition, the Committee shall:
(1) provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the Participant and (2) afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review by the Committee of the decision denying the claim.

         5. Each notice, report, remittance, statement and other communication directed to an Employee shall be in writing and may be delivered in person or by mail, in which latter event it shall be deemed to have been delivered and received by him when deposited in the United States mail with postage prepaid addressed to the Employee at his last address of record with the Committee.

         6. All applications, notices, designations and other communications from Employees to the Committee shall be in writing, on forms prescribed by the Committee, and shall be mailed by first-class mail or delivered to the office from which the Employee is paid, and shall be deemed to have been given when received by the Committee.

         7. In the event a Participant shall have been denied a claim for benefits under the Plan, such Participant shall be provided by the Committee with adequate notice in writing setting forth the specific reasons for such denial. Such notice shall be written in a manner calculated to be understood by the Participant. The Participant shall also be afforded reasonable opportunity for a full and fair review of the decision denying the claim by the Committee.

         8. The Trustee, may in its sole discretion:

              (a) for the purpose of reducing brokerage commissions and other expenses, defer the purchase of securities until it shall have accumulated sufficient funds to purchase the quantities which will effect such reductions;

              (b) limit the daily volume of its purchases of securities to the extent that such action is deemed by it to be in the best interests of the Participants;

              (c) match purchases and sales being made at prices determined by the Trustee to be as near as practicable to the prices that would have been obtained in the open market.

SECTION 10 - Non-Assignability

         It is a condition of the Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant under the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, but excluding devolution by death or mental incompetency, and no right or interest of any Participant in the Plan shall be liable for or subject to any obligation or liability of such Participant. The foregoing shall not prohibit the payment of benefits in accordance with the applicable requirements of a qualified domestic relations order as defined in Section 414(p) of the Code.

SECTION 11 - Merger, Consolidation, Transfer of Assets

         In the case of any merger or consolidation of this Plan with, or transfer of any assets or liability of this Plan to any other Plan, each Participant of this Plan shall receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer.

SECTION 12 - Maximum Allocation

         In no event shall contributions by or on behalf of a Participant be made to the Plan to the extent it would cause the Annual Addition (as defined below) in respect of such Participant to exceed the lesser of (i) $30,000, adjusted for each year to take into account any cost-of-living increase adjustment provided under Section 415(d) of the Code, or (ii) 25% of the Participant's total compensation.

         If such contributions exceed the limitation, the Participant Contributions for the Plan Year which cause the excess shall be returned to the Participant. If after returning such Participant Contributions the limitation would still be exceeded and the Participant was a Participant at the end of the Plan Year, the amount of such excess shall be used to reduce the Company Matching Contributions for the Participant for the next Plan Year. If after returning such Participant Contributions the limitation would still be exceeded and the Participant was not a Participant at the end of the Plan Year, the amount of such excess shall be placed in a suspense account and in the next Plan Year (i) shall be allocated to each Participant on the last day of the next Plan Year in the same proportion as the sum of the Participant Contributions and Company Contributions for such Participant for the next Plan Year bears to the total contributions by or on behalf of all such Participants for the next Plan Year, and (ii) shall be used to reduce the Company Matching Contributions for such Participants for the next Plan Year.

         For the purposes of this Section, "Annual Addition" means with respect to a Participant, the sum for any year of (a) Participant Contributions, (b) Company Contributions, (c) Company Matching Contributions, (d) Qualified Nonelective Contributions, and (e) any amount attributable to post-retirement medical benefits for a Key Employee (as defined in Section 13) allocated to an account established pursuant to Section 419A(d)(1) of the Code. For purposes of this Section, "total compensation" means a Participant's wages as reported on Internal Revenue Service Form W-2, other than (i) contributions made by the Company to a simplified employee pension described in Section 408(k) of the Code, (ii) distributions from a plan of deferred compensation, (iii) amounts realized from the exercise of a stock option, or when restricted stock or property held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (iv) amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option described in
Section 422 of the Code, or (v) other amounts which receive special tax benefits as described in Treasury Regulation Section 1.415-2(d)(3)(iv).

         In addition, in the event a Participant is also a participant in a defined benefit plan maintained by the Company, any adjustments required to satisfy the limitations of Section 415(e) of the Code shall be made to the Participant's benefit under such defined benefit plan.

SECTION 13 - Limitation on Contributions

     (A) Limitation on Participant Contributions and
         Company Matching Contributions.

         Notwithstanding anything in Section 3 or Section 4 to the contrary, Participant Contributions and Company Matching Contributions shall be subject to the limitations of this Section. The Contribution Percentage for the Group of Highly Compensated Employees for any Plan Year shall not exceed the greater of:

              (i) the Contribution Percentage for the Group of Non-Highly Compensated Employees multiplied by 1.25, or

              (ii) the Contribution Percentage for the Group of Non-Highly Compensated Employees multiplied by 2.0, provided that the Contribution Percentage for the Group of Highly Compensated Employees does not exceed the Contribution Percentage for the Group of Non-Highly Compensated Employees by more than two (2) percentage points.


              For purposes of this Section,

              (a) the "Contribution Percentage" for the Group of Highly Compensated Employees and the Group of Non- Highly Compensated Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such Group) of:

                     (i) the amount of Participant Contributions and Company
              Matching Contributions (which, for purposes of this Section, shall be deemed to include any Qualified Nonelective Contributions treated as Company contributions for purposes of Code Section 401(m)), to

                     (ii) the Employee's total compensation for such Plan Year;
              provided that for any Plan Year after December 31, 1993, for purposes of this Section, total compensation shall not exceed $150,000 as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code.

              (b) The "Group of Highly Compensated Employees" shall include each Employee who is eligible to become a Participant pursuant to Section 2 and who, during the Plan Year or the preceding Plan Year, (1) owned at any time more than 5% of the stock of the Company, (2) had total compensation in excess of $75,000 (as adjusted for increases in the cost of living pursuant to Section 414(q) of the Code), (3) had total compensation in excess of $50,000 (as adjusted for increases in the cost of living pursuant to Section 414(q) of the Code) and was in the top-paid group of Employees, or (4) was at any time one of the 50 officers of the Company who had the greatest total compensation and had total compensation in excess of 150% of the amount in effect under
         Section 415(c)(1)(A) of the Code for such Plan Year. For purposes of clauses (2), (3) and (4), an Employee not described therein for the preceding Plan Year shall not be treated as described therein during the current Plan Year unless such Employee is a member of the group consisting of the 100 Employees who had the greatest total compensation for the Plan Year for which such determination is made.

              (c) An Employee's "total compensation" is the total compensation payable to an Employee by the Company in any Plan Year.

              (d) The "top-paid group of Employees" for any Plan Year are those Employees in the top 20% of Employees when ranked on the basis of total compensation for such Plan Year.

              (e) The "Group of Non-Highly Compensated Employees" shall include those Employees who are eligible to become Participants pursuant to
         Section 2 and who are not included in the Group of Highly Compensated Employees.

              (f) No more than 50 employees (or, if lesser, 10% of all Employees) shall be treated as officers for any Plan Year.

              (g) For purposes of determining the Contribution Percentage of a highly compensated Employee who is in the group of the ten highly compensated Employees paid the greatest compensation during the Plan Year, the Participant Contributions, Company Matching Contributions, and total compensation of a member of such Employee's "family" (as defined in Section 414(q)(6)(B) of the Code) shall be treated as Participant Contributions, Company Matching Contributions, and total compensation of the highly compensated Employee.

If the Contribution Percentage tests of this Section would not be satisfied in any Plan Year, the Employee Benefits Committee shall make the following adjustments, proportionately for each Participant in the Group of Highly Compensated Employees, to the extent necessary so that one of the tests will be satisfied:

              (i) first, by reducing the Participant Contributions with respect to the balance of the Regular Compensation payable to the Participant for the Plan Year;

              (ii) second, by paying to the Participant in cash a portion of his Participant Contributions, adjusted for any gain or loss allocable thereto for the Plan Year;

              (iii) third, by paying to the Participant in cash a portion of the Company Matching Contributions, adjusted for any gain or loss allocable thereto for the Plan Year, to the extent that the Participant is vested in his Company Matching Contributions; and

              (iv) fourth, by forfeiting a portion of the Company Matching Contributions, adjusted for any gain or loss allocable thereto for the Plan Year, to the extent the Participant is not vested in his Company Matching Contributions;

provided, however, that such adjustments will be made in a manner that does not result in any Highly Compensated Employee receiving with respect to Participant Contributions a higher effective rate of Company Matching Contributions than the rate received by any Non-Highly Compensated Employee with respect to Participant Contributions. The Employee Benefits Committee may in its discretion make the foregoing adjustments only for each Participant in the Group of Highly Compensated Employees whose ratio for the Plan Year of the sum of the Participant Contributions and Company Matching Contributions to total compensation does not satisfy the tests of this Section, determined as if such Participant were the only Employee in the Group of Highly Compensated Employees.


         (B) Limitation on Company Contributions.

             Notwithstanding anything in Section 4 to the contrary, in each Plan Year, the actual deferral percentage for the Group of Highly Compensated Employees must bear a relationship to the actual deferral percentage for the Group of Non-Highly Compensated Employees which meets either of the following tests:

              (i) the actual deferral percentage for the Group of Highly Compensated Employees is not more than the actual deferral percentage for the Group of Non-Highly Compensated Employees multiplied by 1.25, or

              (ii) (A) the actual deferral percentage for the Group of Highly Compensated Employees is not more than the actual deferral percentage for the Group of Non- Highly Compensated Employees multiplied by 2.0, and (B) the contribution percentage for Group of Highly Compensated Employees does not exceed the actual deferral percentage for the Group of Non-Highly Compensated Employees by more than two percentage points.

              For purposes of this paragraph (B),

              (a) The "actual deferral percentage" for the Group of Highly Compensated Employees and the Group of Non-Highly Compensated Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such Group) of: (i) the Company


         Contributions (which, for purposes of this Section, shall be deemed to include any Qualified Nonelective Contributions treated as Company Contributions for purposes of Code Section 401(k)), to (ii) the total compensation payable to the Employee for the Plan Year (provided that for any Plan Year after December 31, 1993, for purposes of this paragraph (B), total compensation shall not exceed $150,000 as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code).

              (b) The "Group of Highly Compensated Employees", the "top-paid group of Employees" and the "Group of Non-Highly Compensated Employees" shall each have the same meaning as the corresponding term is defined in paragraph (A) of this Section 13.

              (c) For purposes of determining the actual deferral percentage of a highly compensated Employee who is in the group of the 10 highly compensated Employees who had the greatest total compensation during the Plan Year, the Company Contributions and the total compensation of a member of such Employee's "family" (as defined in Section 414(q)(6)(B) of the Code) shall be treated as Company Contributions and total compensation of the highly compensated Employee.

If the actual deferral percentage tests of this Section would not be satisfied in any Plan Year, the Employee Benefits Committee shall make the following adjustments, proportionately for each Participant in the Group of Highly Compensated Employees, to the extent necessary so that one of the tests will be satisfied:

              (i) first, by reducing the Company Contributions with respect to the balance of the total compensation of the Participant for the Plan Year; and

              (ii) second, by paying to the Participant in cash a portion of his Company Contributions, adjusted for any gain or loss allocable thereto for the Plan Year.

The Employee Benefits Committee may in its discretion make the foregoing adjustments only for each Participant in the Group of Highly Compensated Employees whose ratio for the Plan Year of Company Contributions to total compensation does not satisfy the tests of this paragraph (B) of this Section 13, determined as if such Participant were the only Employee in the Group of Highly Compensated Employees.

     (C) Limitations on Multiple Use of Alternative
         Limitation.

         Notwithstanding the provisions of paragraphs (A) and (B) of this Section, in no event shall the sum of (i) the actual deferral percentage for the Group of Highly Compensated Employees and (ii) the contribution percentage for the Group of Highly Compensated Employees, after applying the provisions of paragraphs (A) and (B) of this Section, exceed the "aggregate limit" as such term is defined under regulations prescribed by the Secretary of the Treasury or his delegate under Section 401(m) of the Code. In the event the aggregate limit is exceeded for any Plan Year, the contribution percentages of the Group of Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in paragraph (A) of this Section. For purposes of this paragraph (C), "actual deferral percentage", "contribution percentage" and "Group of Highly Compensated Employees" shall each have the same meaning as the corresponding term is defined in paragraphs (A) or (B) of this Section.

SECTION 14 - Minimum Contributions in Top Heavy Plan Years

         1. Definitions. For purposes of determining whether the Plan is Top Heavy, the following definitions shall be applicable:


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              (a) "Key Employee" means an Employee who at any time during the
         Plan Year ending on the Determination Date or any of the preceding four Plan Years (i) is (or was) one of the officers of the Company who had the greatest annual compensation during such five Plan Years (limited to (A) those officers whose annual compensation exceeds $45,000, and
         (B) the lesser of 50 or ten (10%) percent of all Employees), or (ii) owns (or owned) one of the ten largest interests in the Company, more than five (5%) percent of the Stock of the Company, or more than one (1%) percent of the Stock of the Company and has (or had) Compensation in excess of $150,000.

              (b) "Stock" means the outstanding stock of the Company or stock possessing more than five (5%) percent of the total combined voting power of all stock of the Company.

              (c) "Non-Key Employee" means any Employee who is not a Key
         Employee.

              (d) "Determination Date" and "Valuation Date" mean, for any Plan Year, the last day of the preceding Plan Year.

              (e) "Qualified Plan" means any plan, whether or not terminated, maintained by the Company (or any member of the controlled group in which the Company is a member or trade or business under common control with


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

         the Company) which satisfies the qualification requirements of Section 401(a) of the Code.

              (f) "Aggregation Group" means each Qualified Plan in which one or more Key Employees are participants, each Qualified Plan that enables a Qualified Plan in which one or more Key Employees are participants to satisfy the requirements of Section 401(a)(4) or Section 410 of the Code, and each Qualified Plan that the Company designates as part of the Aggregation Group, provided that the resulting Aggregation Group satisfies the requirements of Section 401(a)(4) and Section 410 of the Code.

         The Plan will be Top Heavy for any Plan Year beginning on or after January 1, 1984 if as of the Determination Date for such Plan Year, the sum of
(1) the aggregate of the present value of accrued benefits for Key Employees under each defined benefit plan (as defined in Section 414(j) of the Code) in the Aggregation Group and (2) the aggregate of the value of the accounts for Key Employees under each defined contribution plan (as defined in Section 414(i) of the Code) in the Aggregation Group, exceeds sixty (60%) percent of the sum of the present value of accrued benefits and the value of accounts for Key Employees and Non-Key Employees under each Qualified Plan in the Aggregation Group.


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


         In determining the present value of accrued benefits and the aggregate value of accounts there shall be included any distributions made from the Qualified Plan with respect to the Key Employee or Non-Key Employee during the five-year period ending on the Determination Date. In addition, the present value of accrued benefits shall be determined by using an interest rate of 6% and the TPF&C Forecast Mortality Table with employee ages set back one year.

         2. Minimum Contributions. If the Plan is Top Heavy in any Plan Year, each Non-Key Employee who is eligible to participate in the Plan shall receive a minimum contribution from the Company of 5% of his total compensation for such Plan Year, regardless of whether the Non-Key Employee (i) terminated employment during the Plan Year, (ii) made contributions to the plan during such Plan Year pursuant to Section 3, or (iii) had contributions made on his behalf by the Company during such Plan Year pursuant to subsection 1 of Section 4. Notwithstanding the foregoing, the minimum contribution percentage under this Section shall in no event exceed the highest percentage of total compensation at which contributions are made by the Company for such Plan Year to the account of any Key Employee. In determining the minimum contribution required under this subsection, Company Matching Contributions and/or Qualified Nonelective Contributions made during such Plan


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


Year shall be taken into account; provided, however, that (x) any Company Matching Contributions used for purposes of satisfying the requirements of Code
Section 416 shall not be treated as Company Matching Contributions for purposes of Section 13, and (y) the use of any Qualified Nonelective Contributions to satisfy the requirements of Code Section 416 shall not cause the Plan to fail to continue to be qualified under Code Section 401(a).


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